Exhibit 5.1 CLIFFORD CHANCE US LLP Two Manhattan West 375 9th Avenue New York, NY 10001 Tel +1 212 878 8000 Fax +1 212 878 8375 www.cliffordchance.com

June 21, 2024

VanEck Digital Assets, LLC
666 Third Avenue, 9th Floor
New York, New York 10017

Re:      VanEck Ethereum Trust

Ladies and Gentlemen:

We have served as counsel to VanEck Digital Assets, LLC, a Delaware limited liability company, in its capacity as the sponsor (in such capacity, the “Sponsor”) of VanEck Ethereum Trust, a Delaware statutory trust (the “Trust”), in connection with the preparation and filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (File No. 333-255888) (together with any amendments thereto, the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), for the continuous offering of an indeterminate amount of common shares representing fractional undivided beneficial interest in and ownership of the Trust (the “Shares”).

In connection with the preparation of this opinion, we have examined executed originals or copies of the following documents:

1.	The Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of April 18, 2024, by and between the Sponsor and Delaware Trust Company, a Delaware trust company, as trustee (in such capacity, the “Trustee”).
2.	The Custodial Services Agreement, dated May 8, 2024, between the Trust and Gemini Trust Company, LLC, a New York State-chartered limited purpose trust company (in such capacity, the “ETH Custodian”).
3.	The Master Prime Broker Agreement, dated June 20, 2024, by and among the Trust, Vaneck Bitcoin Trust, a Delaware statutory Trust, Coinbase, Inc., a Delaware corporation, Coinbase Custody Trust Company, LLC, a New York limited liability trust company (in such capacity, the “Additional ETH Custodian”).
4.	The Master Custodian Agreement, dated May 20, 2024, between the Trust and State Street Bank and Trust Company, a Massachusetts trust company (in such capacity, the “Cash Custodian”).

CLIFFORD CHANCE US LLP

5.	The Registration Statement.
6.	Copy of the global certificate representing the Shares to be issued under the Trust Agreement.
7.	Such other pertinent records or documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

In such examination, we have assumed the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

In rendering the opinion contained herein, we have relied with respect to certain factual matters solely upon the representations, certifications and other information contained in the documents listed in the second paragraph of this letter. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information. The opinion set forth below is also based on the assumption that the Registration Statement has been declared effective under the Securities Act.

We express no opinion as to matters of law in any jurisdiction other than the State of Delaware.

Except as otherwise expressly set forth in this letter, our opinion is based solely upon the law and the facts as they exist on the date hereof and we undertake no, and disclaim any, obligation to advise you of any subsequent change in law or facts or circumstances which might affect any matter or opinion set forth herein.

Based on the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares, when issued and sold in the manner contemplated by the prospectus for the offering of the Shares included in the Registration Statement and in accordance with the terms of the Trust Agreement, including the receipt by the ETH Custodian, the Additional ETH Custodian or the Cash Custodian, as applicable, on behalf of the Trust, of the consideration required for the issuance of Shares, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement. In giving this consent, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP